Exhibit 10.1

DEBT CANCELLATION AGREEMENT

This Debt Cancellation Agreement (this “Agreement”) is made and entered into by and among Swinging Pig Productions, Inc., a Florida corporation (the “Company”), Chronicles of a Skater Girl, LLC, a wholly owned subsidiary of the Company (the “Sub”) and Harlem Films, Inc., an affiliate of the Company (“Harlem Films”) and Daniel Mirman (“Mirman”), effective as of the date this Agreement is accepted by the Company in accordance with Section 2 hereof.

RECITALS

WHEREAS, Harlem Films and Mirman and his affiliates (collectively, the “Lender”) have loaned significant funds to the Company (“Loans”); and

WHEREAS, the Company and Lender previously agreed that (i) the Loans shall be fully secured by all of the Company’s rights to the motion picture film entitled Chronicles of a Skater Girl (“Film Rights”) and one hundred percent (100%) of the Company’s membership interests in the Sub (“Membership Interests”), and, (ii) in the event of the Company’s failure to repay the Loans, transfer of the Film Rights and Membership Interests to the Lender shall be available as a remedy to the Lender to satisfy Company’s indebtedness if not otherwise repaid.

WHEREAS, in consideration of the Lender’s willingness to release the Company from any obligation to pay any monies due to the Lender, the Company shall transfer the Film Rights and the Sub to the Lender at the Closing (as defined below).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1. Events to Occur on or Prior to Closing. The following events shall occur concurrently on or prior to Closing:

(a) Resignation. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Mirman shall resign as an officer and director of the Company.

(b) Assignment of Movie Rights. The Company agrees to assign the Film Rights to Harlem Films, pursuant the Agreement to Assign and Release Motion Picture attached hereto as Exhibit A.

(c) Forgiveness of Debt. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Lender hereby releases the Company from any obligation to pay any monies due to the Lender, in exchange for the Company transferring (i) one hundred percent (100%) of the Membership Interests and (ii) the Film Rights to the Lender. All amounts due to Lender together with any accrued interest to date are hereby forgiven by the Lender.

(d) Stock Purchase Agreement. Mirman shall enter into a Stock Purchase Agreement, in the form as attached hereto as Exhibit B and shall execute the Stock Purchase Agreement prior to the Closing.

(e) Payment of Florida Taxes. The Company shall pay the outstanding tax liability to the State of Florida, which is approximately One Thousand Two Hundred Dollars ($1,200).

(f) General Release.  In consideration of the forgiveness of debt by Lender and other consideration set forth herein, effective as of the Closing, the Company and, to the extent permitted by law, its heirs, executors, representatives, predecessors, agents, associates, affiliates, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the “Company Releasing Persons”), hereby waives and releases, to the fullest extent permitted by law any and all claims, rights and causes of action, whether known or unknown (collectively, the “Company Claims”), that any of the Company Releasing Persons had, currently has or then has against (i) the Lender, or (ii) any of the Lender’s current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns.  The Company and the Lender acknowledge and agree that the releases set forth in this Section 1(e) do not affect any claim which any Company Releasing Person may have under this Agreement or the Stock Purchase Agreement.

2. Effectiveness of this Agreement.  The consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of the Company or at such other place as the parties may mutually agree, concurrent with the closing of the Stock Purchase Agreement.  In the event the Seller and Purchaser do not close the Stock Purchase Agreement, or any of  the terms under Section 1(a) to (f) of this Agreement are not executed, this agreement shall not be executed in whole or in part by the Company and shall not become effective.

3. Representations of the Company.  The Company represents and warrants to the Lender, as of the date the Company executes this Agreement and as of the Closing Date, that:

(a) The Company has the legal capacity to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly executed and delivered by the Company and is a valid and legally binding agreement of the Lender enforceable against the Company in accordance with its terms.

(b) The Company is the sole owner of the Sub, and is the sole and beneficial owner of the Sub, free and clear of all liens, and there exists no restriction on the transfer of the Membership Interests to the Lender. The Company shall deliver to the Lender at Closing good and marketable title to the Membership Interests free and clear of all liens.

(c) No action has been taken by the Company that would give rise to a claim against the Company for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

4. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to conflict-of-laws rules.

5. Undertakings.  The Company and the Lender hereby agrees to take whatever additional action and execute whatever additional documents may be reasonably necessary or advisable in order to carry out or effect one or more of the provisions of this Agreement.

6. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7. Entire Agreement.  This Agreement and the agreements and instruments to be delivered by the parties at Closing represent the entire understanding and agreement between the parties and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed this Debt Cancellation Agreement as of the dates set forth below.

SWINGING PIG PRODUCTIONS, INC.,
a Florida corporation

By:	/s/ Michael Davis	Date:	May 12, 2011
Michael Davis
Its:	President

CHRONICLES OF A SKATER GIRL, LLC,
a Limited Liability Florida Corporation

By:	/s/ Daniel Mirman	Date:	May 8, 2011
Daniel Mirman
Its:

HARLEM FILMS, INC.,
a Florida corporation

By:	/s/ Daniel Mirman	Date:	May 8, 2011
Daniel Mirman
Its:	President

DANIEL MIRMAN

/s/ Daniel Mirman	Date:	May 8, 2011
Daniel Mirman

Exhibit A
AGREEMENT TO ASSIGN AND RELEASE
MOTION PICTURE

Swinging Pig Productions, Inc., its subsidiaries, including Chronicles of a Skater Girl, LLC, and assigns, in consideration of release of all debt obligations owed to Harlem Films, Dan Mirman, and/or any other entity controlled by Dan Mirman and all other good and valuable consideration, receipt of which is hereby acknowledged, hereby acknowledges and agrees to transfer and assign all the rights to the motion picture tentatively titled “Chronicles of a Skater Girl” to Harlem Films. As of the date of this agreement, Harlem Films shall solely and exclusively own throughout the world in perpetuity all rights of every kind and nature relating to the motion picture. Swinging Pig Productions, Inc., its subsidiaries, including Chronicles of a Skater Girl, LLC, and assigns, acknowledges it has no claim to or interest in the universe-wide motion picture rights (silent, sound, talking and/or musical), television, radio, phonograph record, merchandising and/or commercial tie-up rights or, without limitation, to any other rights of any nature or kind whatsoever.

SWINGING PIG PRODUCTIONS, INC.,
a Florida corporation

By:	/s/ Michael Davis	Date:	May 12, 2011
Michael Davis
Its:	President

HARLEM FILMS, INC.,
a Florida corporation

By:	/s/ Daniel Mirman	Date:	May 8, 2011
Daniel Mirman
Its:	President

DANIEL MIRMAN

/s/ Daniel Mirman	Date:	May 8, 2011
Daniel Mirman